EXHIBIT 5.1

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092

T +1 212 259 8000
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July 28, 2011
Lender Processing Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
     Re: Registration Statement on Form S-8 for Lender Processing Services, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to Lender Processing Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) relating to an aggregate of 4,700,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share, to be offered or sold in accordance with the Lender Processing Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan (the “Plan”). This opinion letter is furnished pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K of the Commission.
     In connection with the opinion expressed below, we have examined (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended to the date hereof, (ii) certain resolutions of the Board of Directors of the Company and (iii) the Plan. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinion expressed below.
     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when the relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements, representations, certificates and covenants of
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officers and representatives of the Company and of public officials. We have assumed that such statements, representations, certificates and covenants are and will continue to be true and complete without regard to any qualification as to knowledge or belief.
     Based upon and subject to the foregoing, and subject to the further qualifications, assumptions and limitations stated below, we are of the opinion that the Shares to be issued under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.
     The opinion expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.
     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinion contained herein.
     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Dewey & LeBoeuf LLP
Dewey & LeBoeuf LLP